UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – September 15, 2015

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-15536	23-2428543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Number)

105 Leader Heights Road P.O. Box 2887 York, Pennsylvania		17405-2887
(Address of principal executive offices)		(Zip code)

717-747-1519

(Registrant’s telephone number including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CODORUS VALLEY BANCORP, INC.
FORM 8-K

Item 8.01	Other Events.

On September 15, 2015, Codorus Valley Bancorp, Inc. issued a Press Release, attached as Exhibit 99.1, announcing that effective September 8, 2015, Brian Brunner was appointed to the Board of Directors of PeoplesBank, A Codorus Valley Company (“PeoplesBank”). PeoplesBank is the wholly owned banking subsidiary of Codorus Valley Bancorp, Inc.

Mr. Brunner has over thirty years of experience in the financial services industry, and is currently the Division President of Account and Item Processing within the Global Sales Organization of Fiserv, Inc. He is also a member of the Association for Financial Technology. Mr. Brunner previously served as an independent director on the board of Madison Bancorp, Inc., which was acquired by Codorus Valley Bancorp, Inc. on January 16, 2015.

There are no arrangements or understandings between Codorus Valley Bancorp, Inc. and Mr. Brunner, Fiserv, Inc., or any other persons or entities pursuant to which Mr. Brunner was selected as a PeoplesBank Director. In connection with his appointment, Mr. Brunner will receive the standard non-employee Director compensation.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

	No.	Description
	99.1	Press release of Codorus Valley Bancorp, Inc., dated September 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Codorus Valley Bancorp, Inc. (Registrant)

Date: September 15, 2015	/s/ Larry J. Miller
Larry J. Miller President and Chief Executive Officer (Principal Executive Officer)